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                                                                    Exhibit 21.1

                      Subsidiaries Controlled by Registrant

                             As of December 31, 2001

Subsidiaries of DoubleClick Inc.

DoubleClick Finance Corp. (Delaware)
DoubleClick Media Inc. (Delaware)
DoubleClick Real Property LLC (Delaware)
DoubleClick International Internet Advertising Limited (Ireland)
DoubleClick International Asia Holding NV (Netherlands Antilles)


Minority-owned subsidiary of DoubleClick Inc. (Delaware)

DoubleClick Japan K.K. (Japan)


Half-owned subsidiary of Abacus Direct International, Inc. (Delaware)

Abacus Direct Europe B.V. (Netherlands)

Wholly-owned or majority-owned subsidiaries of DoubleClick International Internet Advertising Limited (Ireland)

DoubleClick International Internet Purchasing Limited (Ireland)
DoubleClick International Internet Sales Limited (Ireland)
DoubleClick International TechSolutions Limited (Ireland)
DoubleClick Benelux Limited (Ireland)
DoubleClick Australia Pty. Limited (Australia)
DoubleClick Italy Limited (Ireland)
DoubleClick Canada Network Inc. (Canada)
DoubleClick Deutschland GmbH (Germany)
DoubleClick France S.A.R.L. (France)
DoubleClick Espana SL (Spain)
DoubleClick Europe Limited (United Kingdom)
DoubleClick International Techsolutions Limited (United Kingdom)
DoubleClick Media Europe Limited (British Virgin Islands)
DoubleClick Scandinavia AB (Sweden)





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Wholly-owned Subsidiary of DoubleClick Benelux Limited (Ireland)

DoubleClick Benelux B.V. (Netherlands)


Wholly-owned Subsidiary of DoubleClick Italy Limited (Ireland)

DoubleClick S.r.l. (Italy)


Wholly-owned Subsidiaries of DoubleClick Scandinavia AB (Sweden)

DoubleClick Norway AS (Norway)
DoubleClick Sweden AB (Sweden)
DoubleClick Denmark A/S (Denmark)


Indirect Wholly-owned Subsidiary of DoubleClick Inc. (Delaware)

DoubleClick Email Canada Inc. (Canada)


Wholly-owned Subsidiaries of DoubleClick International Asia Holding NV (Netherland Antilles)

DoubleClick International Asia BV (Netherlands)


Wholly-owned Subsidiaries of DoubleClick International Asia BV (Netherlands)

DoubleClick Korea TechSolutions Limited (Korea)
DoubleClick TechSolutions (Beijing) Co. Limited (China)
DoubleClick Asia Limited (Hong Kong)


Note:  Jurisdiction of incorporation noted in parentheses.



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